Exhibit 21.1

Subsidiaries of The Michaels Companies, Inc.

Aaron Brothers, Inc., a Delaware corporation

Aaron Brothers Card Services, LLC, a Virginia limited liability company

Artistree, Inc., a Delaware corporation

Artistree of Canada, ULC, a Nova Scotia unlimited liability company

ConsumerCrafts, LLC, a Delaware limited liability company

Darice, Inc., a Ohio corporation

Darice Imports, Inc., a Ohio corporation

Lamrite West, Inc., a Ohio corporation

Michaels Finance Company, Inc., a Delaware corporation

Michaels FinCo Holdings, LLC, a Delaware limited liability company

Michaels FinCo, Inc., a Delaware corporation

Michaels Funding, Inc., a Delaware corporation

Michaels of Canada Holdings LP No. 1, an Alberta limited partnership

Michaels of Canada Holdings LP No. 2, an Alberta limited partnership

Michaels of Canada, ULC, a Nova Scotia unlimited liability company

Michaels of Luxembourg S.a.r.l., a "société à responsabilité limitée" organised under the laws of the Grand-Duchy of Luxembourg

Michaels Stores, Inc., a Delaware corporation

Michaels Stores Card Services, LLC, a Virginia limited liability company

Michaels Stores of Puerto Rico, LLC, a Puerto Rico limited liability company

Michaels Stores Procurement Company, Inc., a Delaware corporation

Michaels U.S. Holdings 1, LLC, a Delaware limited liability company

Michaels U.S. Holdings 2, LLC, a Delaware limited liability company

Tiny Crafts, LLC, an Ohio limited liability company